Exhibit 99.1

CPSI Announces Second Quarter 2017 Results

Company Announces Quarterly Cash Dividend of $0.30 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--August 3, 2017--CPSI (NASDAQ: CPSI):

Highlights for Second Quarter 2017:

  Revenues of $67.7 million;
  Record quarterly bookings of $33.7 million;
  Record quarterly TruBridge bookings of $8.7 million;
  GAAP earnings of $0.11 per diluted share and non-GAAP earnings of $0.43 per diluted share;
  GAAP net income of $1.6 million and Adjusted EBITDA of $13.2 million; and
  Quarterly dividend of $0.30 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the second quarter and six months ended June 30, 2017.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.30 per share, payable on September 1, 2017, to stockholders of record as of the close of business on August 17, 2017. This dividend is consistent with the Company’s previously announced variable dividend policy.

Total revenues for the second quarter ended June 30, 2017, were $67.7 million, compared with total revenues of $68.4 million for the prior-year second quarter. Net income for the quarter ended June 30, 2017, was $1.6 million, or $0.11 per diluted share, compared with $2.0 million, or $0.15 per diluted share, for the quarter ended June 30, 2016. Cash provided by operations for the second quarter of 2017 was $6.2 million, compared with cash used by operations of $9.3 million for the prior-year second quarter.

Total revenues for the six months ended June 30, 2017, were $131.8 million, compared with total revenues of $138.1 million for the prior-year period. Net income for the six months ended June 30, 2017, was $1.8 million, or $0.13 per diluted share, compared with $0.3 million, or $0.03 per diluted share, for the six months ended June 30, 2016. Cash provided by operations for the first six months of 2017 was $15.9 million, compared with cash used by operations of $8.5 million for the prior-year period.

“Consistent performance in our company bookings and consecutive quarterly growth in our revenue cycle and services solutions mark the mid-point of 2017 with a sense of steadiness for CPSI,” said Boyd Douglas, president and chief executive officer of CPSI. “This quarter, we experienced another record-setting bookings value of $33.7 million, and we saw the expected increase in demand of add-on sales coming to fruition from our expanded client base. Our focus on creating healthier, financially stronger and more vital communities is spearheading our path for growth. With the announcement of our partnership with Caravan Health and the CPSI Rural ACO program earlier this year, this journey promises to be exciting as we expect a meaningful impact for the communities participating in eight CPSI ACOs at the start of next year.”

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “The combination of a strong implementation schedule and continued momentum behind TruBridge’s suite of services resulted in our first period of sequential quarterly revenue growth and the best quarter of gross margin performance since bringing Healthland and American HealthTech into our family of companies. The strong top-line performance allowed for our highest operating margin over the past four quarters, despite a heavy quarter for operating expenses.

“While we are certainly proud of our strong system sales and support revenues this quarter, a greater precursor of things to come has been the success of TruBridge. Posting sequential revenue growth of 7.5%, TruBridge continues to execute on its potential as a growth agent for CPSI, and yet another quarter of record bookings suggests that the TruBridge offerings are resonating in our market.”

Douglas added, “With the settling of the foundational elements in our business, we are able to solidify our continued investment in product development across our acute and post-acute businesses. Improving provider adoption and addressing new market dynamics, driven by the need to provide value-based care across care settings, remain integral to our strategy.”

CPSI will hold a live webcast to discuss second quarter 2017 results today, Thursday, August 3, 2017, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals plus other healthcare systems and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, TruBridge, LLC, Healthland Inc. and American HealthTech, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for community hospitals. TruBridge focuses on providing business, consulting and managed IT services along with its RCM product, Rycan, providing revenue cycle management workflow and automation software to hospitals, other healthcare systems, and skilled nursing organizations. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, or www.healthtech.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; our ability to remediate a material weakness in our internal control over financial reporting; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Sales revenues:
System sales and support	$45,474	$47,719	$88,897	$97,428
TruBridge	22,203	20,696	42,854	40,630
Total sales revenues	67,677	68,415	131,751	138,058

Costs of sales:
System sales and support	18,859	21,886	37,789	44,153
TruBridge	11,933	11,616	23,520	22,903
Total costs of sales	30,792	33,502	61,309	67,056

Gross profit	36,885	34,913	70,442	71,002

Operating expenses:
Product development	9,308	8,179	18,243	15,369
Sales and marketing	7,607	6,717	14,734	13,447
General and administrative	12,921	12,130	24,581	31,168
Amortization of acquisition-related intangibles	2,601	2,624	5,203	4,979
Total operating expenses	32,437	29,650	62,761	64,963

Operating income	4,448	5,263	7,681	6,039

Other income (expense):
Other income	70	69	140	68
Interest expense	(1,938)	(1,642)	(3,745)	(3,110)
Total other expense	(1,868)	(1,573)	(3,605)	(3,042)

Income before taxes	2,580	3,690	4,076	2,997
Provision for income taxes	993	1,694	2,243	2,664
Net income	$1,587	$1,996	$1,833	$333

Net income per common share – basic and diluted	$0.11	$0.15	$0.13	$0.03

Weighted average shares outstanding used in per common share computations:
Basic	13,420	13,317	13,397	13,171
Diluted	13,420	13,365	13,397	13,227

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	June 30, 2017	Dec. 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,741	$2,220
Accounts receivable, net of allowance for doubtful accounts of $2,566 and $2,370, respectively	34,655	31,812
Financing receivables, current portion, net	5,899	5,459
Inventories	1,075	1,697
Prepaid income taxes	758	567
Prepaid expenses and other	3,808	2,794
Total current assets	47,936	44,549

Property and equipment, net	12,485	13,439
Financing receivables, net of current portion	9,093	5,595
Intangible assets, net	101,915	107,118
Goodwill	168,449	168,449
Total assets	$339,878	$339,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,429	$6,841
Current portion of long-term debt	7,389	5,817
Deferred revenue	8,564	5,840
Accrued vacation	4,604	3,650
Other accrued liabilities	10,079	8,797
Total current liabilities	42,065	30,945

Long-term debt, less current portion	136,011	146,989
Deferred tax liabilities	5,166	3,246
Total liabilities	183,242	181,180

Stockholders’ equity:
Common stock, $0.001 par value; 30,000 shares authorized; 13,756 and 13,533 shares issued and outstanding, respectively	14	13
Additional paid-in capital	150,878	147,911
Retained earnings	5,744	10,046
Total stockholders’ equity	156,636	157,970
Total liabilities and stockholders’ equity	$339,878	$339,150

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$1,833	$333
Adjustments to net income:
Provision for bad debt	473	451
Deferred taxes	1,920	1,748
Stock-based compensation	2,967	2,877
Excess tax benefit from stock-based compensation	-	(244)
Depreciation	1,419	1,740
Intangible amortization	5,203	4,979
Amortization of deferred finance costs	365	330
Changes in operating assets and liabilities:
Accounts receivable	(3,013)	(2,564)
Financing receivables	(4,241)	(574)
Inventories	622	(10)
Prepaid expenses and other	(1,014)	242
Accounts payable	4,588	(4,260)
Deferred revenue	2,724	(8,573)
Other liabilities	2,236	(5,825)
Prepaid income taxes	(191)	868
Net cash provided by operating activities	15,891	(8,482)

Investing activities:
Purchases of property and equipment	(465)	(39)
Purchase of business, net of cash received	-	(162,611)
Sale of investments	-	10,861
Net cash used in investing activities	(465)	(151,789)

Financing activities:
Dividends paid	(6,135)	(17,244)
Proceeds from long-term debt	-	156,572
Payments of long-term debt	(9,771)	(1,562)
Proceeds from stock option exercise	1	1,134
Excess tax benefit from stock-based compensation	-	244
Net cash provided by (used in) financing activities	(15,905)	139,144

Net decrease in cash and cash equivalents	(479)	(21,127)

Cash and cash equivalents, beginning of period	2,220	24,951
Cash and cash equivalents, end of period	$1,741	$3,824

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
System sales and support(1)	$24,998	$18,294	$41,953	$37,718
TruBridge(2)	8,699	5,896	15,293	9,381
Total	$33,697	$24,190	$57,246	$47,099

(1) Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2) Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income, as reported	$1,587	$1,996	$1,833	$333
Deferred revenue and other acquisition-related adjustments	-	1,710	-	1,710
Depreciation expense	701	888	1,419	1,740
Amortization of acquisition-related intangible assets	2,601	2,624	5,203	4,979
Stock-based compensation	1,685	1,494	2,967	2,877
Transaction-related costs	4	453	9	8,018
Non-recurring severance	1,669	-	2,066	-
Interest expense and other, net	1,868	1,573	3,605	3,042
Provision for income taxes, plus cash benefits from NOL utilization	3,122	3,912	5,664	5,172
Adjusted EBITDA	$13,237	$14,650	$22,766	$27,871

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income, as reported	$1,587	$1,996	$1,833	$333
Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	-	1,710	-	1,710
Amortization of acquisition-related intangible assets	2,601	2,624	5,203	4,979
Stock-based compensation	1,685	1,494	2,967	2,877
Transaction-related costs	4	453	9	8,018
Non-recurring severance	1,669	-	2,066	-
Non-cash interest expense	183	171	365	329
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(2,150)	(2,258)	(3,714)	(6,270)
Tax-effect of non-deductible transaction-related costs	-	256	-	1,470
Tax shortfall from stock-based compensation	157	-	921	-
Non-GAAP net income	$5,736	$6,446	$9,650	$13,446
Weighted average shares outstanding, diluted	13,420	13,365	13,397	13,227
Non-GAAP EPS	$0.43	$0.48	$0.72	$1.02

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, plus the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurring expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer